                                                                   EXHIBIT 99(a)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statement of net assets available for benefits of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
June 12, 2000

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   1999             1998
                                                              --------------   --------------
Assets:
  Investments at market value...............................  $2,907,375,673   $2,808,322,824
                                                              --------------   --------------
  Receivables:
    Employer's contribution.................................       3,848,031        3,461,459
    Participants' contributions.............................       8,844,613        7,883,239
    Accrued interest and dividends..........................       7,380,499        6,753,854
                                                              --------------   --------------
      Total receivables.....................................      20,073,143       18,098,552
                                                              --------------   --------------
Net assets available for benefits...........................  $2,927,448,816   $2,826,421,376
                                                              ==============   ==============

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Additions to net assets attributed to:
  Investment income (loss):
    Net depreciation in market value of investments.........   ($  27,238,973)
    Interest................................................        3,009,430
    Dividends...............................................       77,186,265
                                                               --------------
      Total investment income...............................       52,956,722
                                                               --------------
  Contributions to the Plan:
    By participants.........................................      130,380,972
    By the employer.........................................       49,151,005
                                                               --------------
      Total contributions...................................      179,531,977
                                                               --------------
      Total additions.......................................      232,488,699
                                                               --------------
Deductions from net assets attributed to:
  Benefits paid to participants.............................     (134,907,873)
                                                               --------------
Net reallocations...........................................        3,446,614
                                                               --------------
      Total deductions and net reallocations among Plans....     (131,461,259)
                                                               --------------
        Net increase........................................      101,027,440
Net assets available for benefits
        Beginning of year...................................    2,826,421,376
                                                               --------------
        End of year.........................................   $2,927,448,816
                                                               ==============

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 A. DESCRIPTION OF PLAN:

     The following description of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     1. GENERAL

     The Plan was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan document who were not covered by a collective bargaining agreement are eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     2. CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. In addition, the Company matches 75% of employee contributions up to 6% of base pay per pay period. Company matching contributions are invested according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     Participants direct the investment of their contributions into any investment option, including the Merck Common Stock Fund (Participant directed). The Plan currently offers 15 mutual funds and the Merck Common Stock Fund.

     3. PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution, the Company's matching contribution and allocation of Plan earnings. The allocation is based on participants' account balances, as defined in the Plan document.

     4. VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     5. PARTICIPANT LOANS

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance.

     6. PAYMENT OF BENEFITS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1999 and 1998, net assets available for benefits included distributions in process of payment of $2,114,034 and $1,816,514, respectively.

 B. SUMMARY OF ACCOUNTING POLICIES:

     USE OF ESTIMATES

     The financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

     INVESTMENT VALUATION AND INCOME RECOGNITION

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Shares of mutual funds are valued at the net asset value of the shares held by the Plan at year-end.

     Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

 C. INVESTMENTS:

     The following presents investments that represent 5% or more of the Plan's net assets as of year-end.

                                                         DECEMBER 31,
                                                -------------------------------
                                                     1999             1998
                                                --------------   --------------
Merck Common Stock Fund, 72,896,801 and
  71,924,065 units, respectively..............  $1,671,494,991*  $1,813,160,707*
T. Rowe Price Blue Chip Growth Fund, 8,522,756
  and 8,443,142 units, respectively...........     309,716,959      258,360,153

---------------------

* Includes non-participant directed portion

     During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $(27,238,973) as follows:

Mutual Funds.........................................  $ 134,814,870
Common Stock Fund....................................   (162,053,843)
                                                       -------------
                                                       $ (27,238,973)
                                                       =============

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 D. NON-PARTICIPANT-DIRECTED INVESTMENTS:

     Information about the net assets and the significant components of the changes in net assets relating to the non-participant-directed investments is as follows:

                                                          DECEMBER 31,
                                                   ---------------------------
                                                       1999           1998
                                                   ------------   ------------
Net Assets:
     Merck Common Stock Fund.....................  $353,946,622   $384,532,691
                                                   ============   ============

                                                         YEAR ENDED
                                                      DECEMBER 31, 1999
                                                      -----------------
Changes in Net Assets
     Contributions..................................    $ 23,343,589
     Dividends......................................       5,728,670
     Interest.......................................          65,961
     Net depreciation...............................     (40,775,847)
Benefits paid to participants.......................     (13,683,040)
Transfers to participant directed investments and
  other Plans.......................................      (5,265,402)
                                                        ------------
                                                        $(30,586,069)
                                                        ============

 E. RELATED-PARTY TRANSACTIONS:

     Certain Plan investments are shares of mutual funds managed by Fidelity Management Trust Company ("Fidelity"). Fidelity is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions.

     Merck & Co., Inc. also is a party-in-interest to the Plan under the definition provided in Section 3(14) of ERISA. Therefore, Merck Common Stock Fund transactions qualify as party-in-interest transactions.

     All party-in-interest transactions are set forth on the attached schedules.

 F. PLAN TERMINATION:

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

 G. TAX STATUS:

     The Plan obtained a tax determination letter from the Internal Revenue Service dated September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in December 1999. The Plan sponsor believes that the Plan is designed and currently operated in compliance with the IRC. Therefore, no provision for income taxes has been made.

 H. PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 1999.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 I. OTHER MATTERS:

     Net reallocations in 1999 of $3,446,614 consist of transfers of $2,822,691 between the Plan and the Merck & Co., Inc. Employee Stock Purchase and Savings Plan for employees who changed their status during the year, $765,926 for employees who transferred from Merck-Medco Managed Care, L.L.C. and ($142,003) of miscellaneous net transfers.

                                                           SCHEDULE H
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

   LINE 4i -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

                                              (C) DESCRIPTION OF INVESTMENT INCLUDING
         (B) IDENTITY OF ISSUE, BORROWER,  MATURITY DATE, RATE OF INTEREST, COLLATERAL,                       (E) CURRENT
  (A)        LESSOR OR SIMILAR PARTY                   PAR OR MATURITY VALUE                 (D) COST            VALUE
-------  --------------------------------  ---------------------------------------------  --------------   -----------------
   *     Merck & Co., Inc.                 Merck Common Stock Fund
                                             72,896,801 units                             $  682,393,028    $1,671,494,991
   *     Fidelity Investments              Fidelity Equity-Income Fund
                                             922,115 units                                    43,996,620        49,313,929
                                           Fidelity Growth & Income Portfolio
                                             2,998,550 units                                 103,919,576       141,410,136
                                           Fidelity Retirement Money Market Fund
                                             107,908,631 units                               107,936,553       107,936,553
                                           Spartan U.S. Equity Index Fund
                                             1,992,218 units                                  71,824,494       103,774,476
                                           Fidelity Low-Priced Stock Fund
                                             536,469 units                                    12,758,815        12,145,657
         Putnam Investments                The George Putnam Fund of Boston A
                                             3,618,142 units                                  65,350,568        58,903,350
                                           Putnam Voyager Fund A
                                             1,049,880 units                                  24,640,405        32,504,284
         T. Rowe Price                     T. Rowe Price Blue Chip Growth Fund
                                             8,522,756 units                                 204,281,684       309,716,959
                                           T. Rowe Price New Income Fund
                                             3,347,849 units                                  29,528,073        27,318,451
                                           T. Rowe Price Mid-Cap Growth Fund
                                             1,793,137 units                                  54,127,663        71,958,582
                                           T. Rowe Price Dividend Growth Fund
                                             472,964 units                                     9,842,083         9,558,598
         Franklin Templeton                Franklin Small Cap Growth Fund A
                                             1,059,972 units                                  29,080,849        46,776,548
                                           Templeton Developing Markets Trust A
                                             709,924 units                                     9,793,218        11,081,911
         The Vanguard Group                Vanguard U.S. Growth Portfolio
                                             3,259,531 units                                 107,988,062       141,887,383
         The American Funds Group          EuroPacific Growth Fund
                                             1,753,885 units                                  54,291,345        74,820,742

                                           *Participants' Loan Account (with interest
                                             rates ranging from 6.5% to 12.5% and with
                                             maturities through 2029)                         36,773,123        36,773,123
                                                                                          --------------    --------------
                                           Total                                          $1,648,526,159    $2,907,375,673
                                                                                          ==============    ==============

---------------
* Denotes a party-in-interest to the Plan.

  The accompanying notes to financial statements are an integral part of this schedule.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 12, 2000 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293, 333-23295,
333-91769, 333-30526 and 333-31762), on Form S-4 (No. 33-50667) and on Form S-3
(Nos. 33-60322, 33-39349, 33-51785, 33-57421, 333-17045, 333-36383 and
333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 27, 2000